UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2015

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The information under the heading “Kiani Non-Competition and Confidentiality Agreement” in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Kiani Amended and Restated Employment Agreement
On November 4, 2015, Masimo Corporation (“Masimo”) entered into an Amended and Restated Employment Agreement (the “Restated Employment Agreement”) with Joe Kiani, Masimo’s Chairman and Chief Executive Officer.
At the time that Mr. Kiani’s original employment agreement was entered into twenty years ago, Masimo’s board of directors (the “Board”) had concluded that Mr. Kiani, as Masimo’s founding Chairman and Chief Executive Officer, possessed a unique set of skills, including both keen technical industry knowledge and market sense, and believed that is was critical to enter into an employment agreement that sufficiently incentivized him to remain with Masimo rather than consider other compelling opportunities available to him. Mr. Kiani’s employment agreement has been amended from time to time over the past 20 years, with each amendment reflecting the same considerations and conclusions of the Board.
In negotiating the Restated Employment Agreement, the compensation committee (the “Compensation Committee”) of the Board and Mr. Kiani sought to eliminate certain provisions of the original employment agreement, based, in part, on feedback from shareholders. The Compensation Committee and Mr. Kiani also sought to decrease the cost of the agreement to Masimo and its shareholders, while still honoring Mr. Kiani’s unique role as Masimo’s founding CEO and Chairman of the Board, his stature and tenure in the industry, and his key, ongoing contributions to the success of Masimo.
Highlights of Restated Employment Agreement

1.	Tax gross-up payments have been eliminated.
Mr. Kiani’s prior employment agreement provided for tax gross-up payments for excise taxes imposed on Mr. Kiani in respect of any payments made in connection with a change in control of Masimo (golden parachute payments) under Section 280G of the Internal Revenue Code (the “Code”). In the Restated Employment Agreement, these tax gross-up payments have been eliminated. Additionally, Mr. Kiani’s prior employment agreement provided for tax gross-up payments for taxable travel, lodging and related expenses incurred by Mr. Kiani and his family in connection with his business travel. Mr. Kiani has voluntarily waived this right in each year since 2012, and the Restated Employment Agreement eliminates Mr. Kiani’s right to these payments.

2.	Single-trigger payments on change in control have been eliminated.
Mr. Kiani’s prior employment agreement provided for payments upon the occurrence of a change in control of Masimo, even if Mr. Kiani remained employed in the same role, with the same duties and authority, following the change in control. Under the Restated Employment Agreement, Mr. Kiani will not be entitled to receive payments upon the occurrence of a change in control unless his employment also terminates.

3.	The right to a 300,000 share annual equity grant will be phased out.
Mr. Kiani’s prior employment agreement required the grant of 300,000 stock options per year. Under the Restated Employment Agreement, this entitlement ends in 2017. After 2017, there are no guaranteed or minimum grants of stock options or any other type of equity.

4.	Survival provisions have been eliminated.
Under his prior employment agreement, it was possible that Mr. Kiani would be eligible to receive severance payments for events that occurred after the expiration of the term of the prior employment agreement. Under the Restated Employment Agreement, Mr. Kiani is only eligible to receive severance payments for events that occur during the term.

5.	The cost to Masimo has been reduced.
Mr. Kiani’s prior employment agreement provided for severance payments that varied depending on the number of options he held and Masimo’s share price. Under the Restated Employment Agreement, the total severance payments due upon a qualifying termination of employment have been reduced and after 2017, severance payments are further reduced each year by approximately 10%. Based on analysis provided by its independent advisers, the Compensation Committee believes that the Restated Employment Agreement will save Masimo and its shareholders close to $100 million in many circumstances in which severance payments may be triggered.

Based on a $40 stock price, the pro forma analysis below shows the approximate cost savings to Masimo and its shareholders under the Restated Employment Agreement upon each of the listed events, assuming the events occurred prior to January 1, 2018 (in millions):

	Cost of Provisions Eliminated From Prior Employment Agreement (A)	Cost of New Provisions in Restated Employment Agreement (B)	Savings to Shareholders Under the Restated Employment Agreement (A-B)
Occurrence of CIC	$243.0	$0.0	$243.0
Qualifying Termination	$243.0	$148.1	$94.9
Based on a $50 stock price, the pro forma analysis below shows the approximate cost savings to Masimo and its shareholders under the Restated Employment Agreement upon each of the listed events, assuming the events occurred prior to January 1, 2018 (in millions):

	Cost of Provisions Eliminated From Prior Employment Agreement (A)	Cost of New Provisions in Restated Employment Agreement (B)	Savings to Shareholders Under the Restated Employment Agreement (A-B)
Occurrence of CIC	$270.5	$0.0	$270.5
Qualifying Termination	$270.5	$175.1	$95.4
Based on a $60 stock price, the pro forma analysis below shows the approximate cost savings to Masimo and its shareholders under the Restated Employment Agreement upon each of the listed events, assuming the events occurred prior to January 1, 2018 (in millions):

	Cost of Provisions Eliminated From Prior Employment Agreement (A)	Cost of New Provisions in Restated Employment Agreement (B)	Savings to Shareholders Under the Restated Employment Agreement (A-B)
Occurrence of CIC	$297.7	$0.0	$297.7
Qualifying Termination	$297.7	$202.1	$95.6

6.	The Restated Employment Agreement provides for the delivery of a substantial portion of the benefits through Masimo equity instead of cash.
The benefits under Mr. Kiani’s prior employment agreement would require significant cash expenditures by Masimo for the payment of taxes and tax gross-up payments. By providing a substantial portion of the benefits under the Restated Employment Agreement through the use of Masimo equity, Masimo and its shareholders will benefit from the further alignment Mr. Kiani’s interests with those of all shareholders.
Description of Restated Employment Agreement
Under the Restated Employment Agreement, Mr. Kiani will continue to serve as Masimo’s Chairman and Chief Executive Officer. The initial employment period under the Restated Employment Agreement will extend until December 31, 2017, subject thereafter to automatic one year extensions unless either party provides a notice of non-renewal (a “Notice of Non-Renewal”) to the other at least one year prior to the scheduled expiration. The prior agreement renewed for three years automatically each day.
The Restated Employment Agreement provides that, effective as of August 1, 2015, Mr. Kiani’s annual base salary is $1,000,000, subject to increases in the discretion of the Board or the Compensation Committee. Mr. Kiani will also be eligible to receive an annual bonus equal to 100% of his base salary, based on Masimo attaining certain financial goals; provided that, if the Compensation Committee determines that Masimo achieved certain pre-established financial measures under Masimo’s Executive Annual Cash Bonus Award Plan (or any successor plan), Mr. Kiani will automatically receive a bonus equal to 100% of his base salary for such year. The Restated Employment Agreement further provides that Masimo will reimburse Mr. Kiani for all reasonable expenses incurred in the course of the performance of his duties and for all reasonable travel and lodging expenses for his immediate family in the event they accompany him during business travel.

The Restated Employment Agreement also provides that, in each of 2016 and 2017, Mr. Kiani will be granted a non-qualified stock option to purchase an aggregate of at least 300,000 shares of Masimo common stock, which will vest at a rate of 20% per year. The grant of these stock options was guaranteed under the prior employment agreement. For each year during the employment period after 2017, Mr. Kiani will receive equity grants with a value at least consistent with the value of equity grants made to comparable chief executive officers of comparable companies.
If Mr. Kiani’s employment is terminated by Masimo for any reason other than his death or disability or for Cause (as defined in the Restated Employment Agreement in same manner as in the prior employment agreement), or if Mr. Kiani terminates his employment for “Good Reason” (as defined below) (each, a “Qualifying Termination”), Mr. Kiani will be entitled to receive a cash severance benefit equal to two times the sum of: (i) Mr. Kiani’s then-current base salary, and (ii) the average annual bonus paid to Mr. Kiani during the immediately preceding three years, which together will be paid in substantially equal installments over a period of two years following Mr. Kiani’s termination (together, the “Cash Severance Payment”). In addition, upon a Qualifying Termination prior to 2018, Masimo will issue Mr. Kiani 2.7 million shares of stock (pursuant to terms of the Restated Employment Agreement and a restricted share unit award agreement (the “RSU Award Agreement”) dated the same date as the Restated Employment Agreement) and pay him $35 million in cash (the total of shares and cash, the “Special Payment”). Each year beginning on January 1, 2018, the number of shares to be issued to Mr. Kiani pursuant to the restricted share unit award and the cash payment will each be reduced by 10% of the original amount so that after December 31, 2026, no Special Payment will be due. In all cases, the shares that make up a component of the Special Payment will be delivered ten days after, and the cash sixty days after, the Qualifying Termination. A portion of the Special Payment not to exceed $35,000,000 will be paid to Mr. Kiani as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under the Equity-Holder Non-Competition and Confidentiality Agreement by and between Masimo and Mr. Kiani, dated the same date as the Restated Employment Agreement (the “Non-Competition and Confidentiality Agreement”), and will be subject to repayment to Masimo if Mr. Kiani materially breaches any of such obligations. In addition, if a Qualifying Termination occurs, as under the prior employment agreement, all of Mr. Kiani’s outstanding stock options or other equity awards will immediately vest.
Under the Restated Employment Agreement, immediately prior to a “Change in Control” (as defined in the Restated Employment Agreement), Masimo must fund a grantor trust with an amount equal to the aggregate of the Cash Severance Payment and the Special Payment, payable to Mr. Kiani in the event of a Qualifying Termination. In the event Mr. Kiani’s employment is not terminated on or prior to the second anniversary of the Change in Control in a manner entitling him to such payments, the amounts held in the trust will revert to Masimo.
The Restated Employment Agreement provides that, in the event of a Qualifying Termination, Mr. Kiani will be entitled to participate in all of Masimo’s employee benefit plans and programs he was entitled to participate in as of immediately prior to his termination for the remainder of the employment term without regard to any termination of employment, subject to certain limitations.
Mr. Kiani is not entitled to any tax reimbursements, gross-ups or similar payments under the terms of the Restated Employment Agreement. Under the Restated Employment Agreement, if any payment or benefit received or to be received by Mr. Kiani would be subject to any excise tax imposed by Section 4999 of the Code, then, after taking into account certain reductions provided by Section 280G of the Code, the payments and benefits payable to Mr. Kiani will be reduced so that no portion of the payments or benefits payable to Mr. Kiani is subject to the excise tax, but only if the after-tax amount of such payments and benefits, as so reduced, is equal to or greater than the after-tax amount of such payments and benefits without such reduction.
For purposes of the Restated Employment Agreement, termination for “Good Reason” generally means a termination of Mr. Kiani’s employment by Mr. Kiani subsequent to (A) a diminution in Mr. Kiani’s responsibilities, duties and authority, including Mr. Kiani ceasing to serve as a chief executive officer of a publicly-traded company or Mr. Kiani ceasing to serve as Chairman of the Board or the designation of any director other than Mr. Kiani as the lead director of the Board, (B) any reduction in Mr. Kiani’s rate of compensation or fringe benefits, (C) Masimo’s failure to comply with certain obligations relating to Mr. Kiani’s compensation or place of work, (D) the provision of a Notice of Non-Renewal by Masimo, or (E) a Change in Control of Masimo; provided that, in the case of clauses (A), (B) and (C) above, “Good Reason” will not be deemed to exist unless certain notice and cure period conditions are met and Mr. Kiani’s resignation for Good Reason is effective within thirty days after the expiration of the cure period.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Restated Employment Agreement and the RSU Award Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, each of which is incorporated by reference herein.

Kiani Non-Competition and Confidentiality Agreement
Concurrently with the execution of the Restated Employment Agreement, Masimo and Mr. Kiani entered into the Non-Competition and Confidentiality Agreement. Under the Non-Competition and Confidentiality Agreement, during Mr. Kiani’s employment with Masimo and the “Restricted Period” (as defined below), Mr. Kiani may not, directly or indirectly, participate or engage in the design, research, development, use, marketing, sale or distribution of any products or services in the field of non-invasive blood constituent monitoring (the “Business”), or acquire or hold any interest in any person engaged in the Business, subject in each case to certain exceptions. The Non-Competition and Confidentiality Agreement further provides that during Mr. Kiani’s employment with Masimo and the Restricted Period, Mr. Kiani may not, without express written authorization from Masimo, (i) solicit or induce any of Masimo’s employees or consultants to quit their employment or cease doing business with Masimo, or (ii) solicit Masimo’s customers or suppliers. Additionally, Mr. Kiani agreed, among other things, to keep certain confidential and proprietary information of Masimo confidential during and after his employment with Masimo and to assign to Masimo all rights Mr. Kiani may have to certain inventions that relate to the Business. None of the restrictions in the Non-Competition and Confidentiality Agreement prohibit Mr. Kiani from participating and engaging in the Business as an investor, employee, consultant, officer and/or director of, or providing services to, Masimo or Cercacor Laboratories, Inc.
For purposes of the Non-Competition and Confidentiality Agreement, the “Restricted Period” means the period commencing on the date of a Qualifying Termination following the sale of Mr. Kiani’s entire equity interest in Masimo along with the goodwill of Masimo and ending on the fifth anniversary of the date of such Qualifying Termination.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Non-Competition and Confidentiality Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01....Financial Statements and Exhibits.
(d) Exhibits
10.1.............Amended and Restated Employment Agreement, dated November 4, 2015, by and between Masimo Corporation and Joe Kiani.
10.2.............Restricted Share Unit Award Agreement, dated November 4, 2015, by and between Masimo Corporation and Joe Kiani.
10.3.............Equity-Holder Non-Competition and Confidentiality Agreement, dated November 4, 2015, by and between Masimo Corporation and Joe Kiani.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: November 5, 2015	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)